UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 6, 2010

Geeknet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450
Mountain View, California  94041
(Address of principal executive offices, including zip code)

(650) 694-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 6, 2010, the Compensation Committee of the Board of Directors of Geeknet, Inc. (the "Company") approved a change in the bonus percentage allocation under the Company's cash incentive bonus program for Ms. Caroline Offutt, the President and General Manager of the Company's E-Commerce business, ThinkGeek, Inc. As previously disclosed in the Company’s Current Report Form 8-K Statement dated March 24, 2010, Ms. Offutt participates in the Company’s cash incentive bonus programs which provide for variable incentive awards. Prior to such change, the bonus percentage allocations for Ms. Offutt for the third and fourth fiscal quarters of 2010 were based forty percent (40%) on meeting Media revenue targets, forty percent (40%) on meeting E-Commerce revenue targets and twenty percent (20%) on meeting Company adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) targets. Following the change, which is retroactive to the beginning of the third fiscal quarter of 2010, Ms. Offutt’s bonus percentage allocation shall be based eighty percent (80%) on meeting E-Commerce revenue targets and twenty percent (20%) on meeting E-Commerce EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) targets. The other provisions of Ms. Offutt’s variable incentive awards remain unchanged and are summarized in the Company’s Current Report Form 8-K Statement dated March 24, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC. a Delaware corporation

By:	/s/ Patricia S. Morris
Patricia S. Morris Senior Vice President, Chief Financial Officer

Date:  October 8, 2010